Exhibit 99.1

 Sino-Global Signs Letter of Intent on Vessel Acquisition

and Terminates Current Securities Offering

NEW YORK, March 25, 2015 /PRNewswire/ -- Sino-Global Shipping America, Ltd. (NasdaqCM: SINO) (“Sino-Global” or the “Company”), a shipping agency, logistics and ship management services company, today announced that it has signed a Letter of Intent (the “LOI”) to acquire a small oil/chemical tanker (the “Vessel”) from Rong Yao International Shipping Limited, a Hong Kong corporation (the “Vessel Seller”). The LOI updates the Memorandum of Understanding (the “MOU”) that was entered into by and between the Company and the Vessel Seller in January 2015. Since the signing of the MOU and the filing of its Current Report on Form 8-K with the Securities and Exchange Commission on January 26, 2015, Sino-Global has been undertaking its due diligence of the Vessel and continuing its negotiations with the Vessel Seller on, among other items, closing conditions, the purchase price, post-closing purchase price adjustments and the form of payment of the purchase price. Pursuant to the terms of the LOI, the Company and the Vessel Seller have agreed generally that, upon and subject to the closing of the proposed acquisition of the Vessel, Sino-Global will issue 1.2 million shares of its common stock to the Vessel Seller as partial payment of the Vessel purchase price. The parties further agreed that such payment should be valued at $2.22 million, with each share of the Company’s common stock being valued at $1.85.

The Company intends to finance the Vessel acquisition through the issuance of its securities to the Vessel Seller and bank borrowings. The purchase of the Vessel shall be made pursuant to the terms and conditions of a definitive vessel purchase agreement that is being negotiated between the Company and the Vessel Seller, subject to financing, board and regulatory approvals and customary closing conditions.

Mr. Lei Cao, Chief Executive Officer of Sino-Global, indicated that the Vessel Seller’s willingness to accept $2.22 million of any purchase price agreed to by the Company and the Vessel Seller through the issuance to the Vessel Seller of 1.2 million shares of Sino-Global’s common stock at a 23% premium to the March 20, 2015 closing price of Sino-Global’s common stock on the Nasdaq Capital Market, is an important and significant validation of the Vessel Seller’s belief in the Company’s strategic direction, its growth potential and the ability of Sino-Global’s seasoned senior management team to execute its business plan.”

After careful consideration of, among other factors, the Vessel Seller’s agreement to accept 1.2 million shares of Sino-Global’s common stock valued at $2.22 million, the current market price of the Company’s common stock, which the Company’s Board of Directors (the “Board”) believes is undervalued, and the Board’s continued focus on protecting and increasing shareholder value and making decisions in what it believes to be the best interest of the Company’s shareholders, the Company has determined to terminate its current securities offering.

About Sino-Global Shipping America, Ltd.

Founded in the United States of America in 2001, Sino-Global Shipping America, Ltd. is a shipping agency, logistics and ship management services company. We are headquartered in New York with offices in Mainland China, Australia, Canada and Hong Kong. Our current service offerings consist of shipping agency services, shipping and chartering services, inland transportation management services and ship management services. For more information, please visit: www.sino-global.com.

Forward Looking Statements

No statement made in this press release should be interpreted as an offer to purchase any security. Such an offer can only be made in accordance with the Securities Act of 1933, as amended, and applicable state securities laws. Any statements contained in this release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties as identified in Sino-Global's filings with the Securities and Exchange Commission. Actual results, events or performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as the date hereof. Sino-Global undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect the events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For more information, please contact:

Mr. Anthony S. Chan, CPA

EVP & Acting CFO

+1-718-888-1814